Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333‑82782, 333-120523, 333‑129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, 333-187418, 333-202673, 333‑204739 and 333-218397) on Form S-8 and the registration statement (No. 333-207417) on Form S-3 of Costco Wholesale Corporation of our reports dated October 17, 2017, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of September 3, 2017 and August 28, 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the fiscal years ended September 3, 2017, August 28, 2016, and August 30, 2015, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of September 3, 2017, which reports appear in the September 3, 2017 annual report on Form 10‑K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington
October 17, 2017